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                                                                      EXHIBIT 21
                                                                    SUBSIDIARIES

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
Jurisdiction of Organization                                Name
----------------------------                                ----
Hewitt Associates S.A ...................................   Argentina
Hewitt Associates Pty. Ltd ..............................   Australia
Hewitt Associates GmbH ..................................   Austria
Hewitt Associates S.A. ..................................   Belgium
Hewitt Associates Corp. .................................   Canada
Hewitt Holdings Canada ..................................   Canada
3409635 Canada Inc. .....................................   Canada
3412822 Canada Inc. .....................................   Canada
Hewitt Associates (Chile) Limitada ......................   Chile
Hewitt Associates Consulting (Shanghai) Co. Ltd. ........   China
Finance Arbitrage SAS ...................................   France
Hewitt Associates SARL ..................................   France
Hewitt Associates Ltd ...................................   Hong Kong
Hewitt Associates GmbH ..................................   Germany
Hewitt Associates (India) Pvt. Ltd ......................   India
PT Hewitt Konsultan Indonesia ...........................   Indonesia
Hewitt Bacon & Woodrow (Ireland) Limited ................   Ireland
Hewitt Associates Srl ...................................   Italy
Hewitt Associates Kabushiki Gaisya ......................   Japan
Hewitt Associates SDN. BHD ..............................   Malaysia
Hewitt Associates de Mexico S. de R.L. de C.V ...........   Mexico
Empresas Hewitt S. de R.L. de C.V .......................   Mexico
Hewitt Mexicana S. de R.L. de C.V .......................   Mexico
Hewitt Associates S.C ...................................   Mexico
Hewitt Strat Asia, Inc ..................................   Philippines
Hewitt Associates Sp. z o.o .............................   Poland
Hewitt Associates LLC Sucursal en Portugal ..............   Portugal
Hewitt Associates Caribe, Inc ...........................   Puerto Rico
Hewitt Associates Pte. Ltd ..............................   Singapore
Hewitt Associates Korea LLC .............................   South Korea
Hewitt Associates, S.A ..................................   Spain
PRASA Hewitt A.G ........................................   Switzerland
Hewitt Associates (Thailand) Limited ....................   Thailand
Hewitt Heijnis & Koelman, B.V. ..........................   The Netherlands
Hewitt Associates Europe Ltd. ...........................   United Kingdom
Hewitt Bacon & Woodrow Limited ..........................   United Kingdom
Lincolshire Insurance Company PCC Limited ...............   United Kingdom (Guernsey)
Hewitt Associates LLC ...................................   United States
Hewitt Distributions LLC ................................   United States
Hewitt Insurance Brokerage LLC ..........................   United States
ANNOD Corp ..............................................   United States
Hewitt Financial Services LLC ...........................   United States
Sageo LLC ...............................................   United States
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